EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
First Quarter 2023 Results
For the quarter ended March 31, 2023

•A Robust Recovery in Travel and Tourism Spending is Now Underway in both Macao and Singapore
•At Marina Bay Sands, Adjusted Property EBITDA Reached $394 million
◦Marina Bay Sands Mass Gaming Revenue Reached an All-Time Property Record $549 million
•In Macao, Adjusted Property EBITDA Reached $398 million
◦Macao Property Portfolio Experienced Robust Recovery in all Gaming and Non-Gaming Segments
◦Macao Property Portfolio Mass Gaming Revenue Reached $1 billion for the First Time Since 2019
•Market-Leading Investments in Macao and Singapore Position the Company for Strong Growth as the Recovery in Travel and Tourism Spending Progresses

LAS VEGAS, April 19, 2023 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2023.

“While travel restrictions and reduced visitation continued to impact our financial performance during the quarter, a robust recovery in travel and tourism spending across our markets is now underway. We remain enthusiastic about the opportunity to welcome more guests back to our properties throughout 2023 and in the years ahead,” said Robert G. Goldstein, chairman and chief executive officer.

“In Singapore, we were pleased to see the ongoing recovery at Marina Bay Sands progress during the quarter, with the property again delivering outstanding levels of performance in both mass gaming and tenant sales. We remain energized by the opportunity to introduce our new suite product to more customers as airlift capacity continues to improve and the recovery in travel and tourism spending from China and the wider region continues.

“In Macao, we were pleased to see the ongoing recovery now underway in all gaming and non-gaming segments accelerate during the quarter. We remain deeply enthusiastic about the opportunity to continue our investments to enhance Macao’s tourism appeal to travelers from throughout the region, including to foreign visitors to Macao. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us exceedingly well to deliver strong growth as visitation to the market increases and the recovery in travel and tourism spending proceeds.

“Looking ahead, our resolute commitment to making industry-leading investments in our team members, our communities and our market-leading Integrated Resort property portfolio positions us exceptionally well to deliver strong growth in the years ahead. Our financial strength supports our ongoing investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $2.12 billion, compared to $943 million in the prior year quarter. Operating income was $378 million, compared to an operating loss of $302 million in the prior year quarter. Net income from continuing operations in the first quarter of 2023 was $145 million, compared to a net loss from continuing operations of $478 million in the first quarter of 2022.

Consolidated adjusted property EBITDA was $792 million, compared to $110 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased to $1.27 billion, compared to $547 million in the first quarter of 2022. Net loss for SCL was $10 million, compared to $336 million in the first quarter of 2022.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $218 million for the first quarter of 2023, compared to $156 million in the prior year quarter. Our weighted average borrowing cost in the first quarter of 2023 was 5.4% compared to 4.2% during the first quarter of 2022, while our weighted average debt balance increased compared to the prior year quarter due to borrowings of $999 million under the SCL Credit Facility in the last year.

Our income tax expense for the first quarter of 2023 was $50 million, compared to $2 million in the prior year quarter. The income tax expense for the first quarter of 2023 was primarily due to the increased profitability of our Singapore operations and Singapore’s 17% statutory rate.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2023 were $6.53 billion.

The company has access to $2.48 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of March 31, 2023, total debt outstanding, excluding finance leases and financed purchases, was $15.97 billion.

Capital Expenditures
Capital expenditures during the first quarter totaled $166 million, including construction, development and maintenance activities of $115 million at Marina Bay Sands, $38 million in Macao and $13 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 19, 2023 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and new concession in Macao and amendments to Macao's gaming laws; general economic conditions; uncertainty about the pace of recovery of travel and tourism in Asia from the impacts of the COVID-19 pandemic; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our capital expenditure programs in Singapore, and produce future returns; new development, construction and ventures, including development at our existing properties; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
First Quarter 2023 Results
Non-GAAP Measures

Within the company’s first quarter 2023 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Casino	$1,541	$627
Rooms	243	95
Food and beverage	124	53
Mall	162	149
Convention, retail and other	50	19
Net revenues	2,120	943
Operating expenses:
Resort operations	1,339	838
Corporate	57	59
Pre-opening	2	4
Development	42	60
Depreciation and amortization	274	264
Amortization of leasehold interests in land	14	14
Loss on disposal or impairment of assets	14	6
	1,742	1,245
Operating income (loss)	378	(302)
Other income (expense):
Interest income	70	4
Interest expense, net of amounts capitalized	(218)	(156)
Other expense	(35)	(22)
Income (loss) from continuing operations before income taxes	195	(476)
Income tax expense	(50)	(2)
Net income (loss) from continuing operations	145	(478)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	46
Gain on disposal of discontinued operations, net of tax	—	2,861
Income from discontinued operations, net of tax	—	2,907
Net income	145	2,429
Net loss attributable to noncontrolling interests	2	101
Net income attributable to Las Vegas Sands Corp.	$147	$2,530

Earnings (loss) per share — basic:
Net income (loss) from continuing operations	$0.19	$(0.49)
Net Income from discontinued operations, net of income taxes	—	3.80
Net income per common share	$0.19	$3.31

Earnings (loss) per share — diluted:
Net income (loss) from continuing operations	$0.19	$(0.49)
Net Income from discontinued operations, net of income taxes	—	3.80
Net income per common share	$0.19	$3.31

Weighted average shares outstanding:
Basic	764	764
Diluted	766	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net Revenues
The Venetian Macao	$558	$227
The Londoner Macao	283	121
The Parisian Macao	174	74
The Plaza Macao and Four Seasons Macao	172	102
Sands Macao	74	20
Ferry Operations and Other	18	7
Macao Operations	1,279	551

Marina Bay Sands	848	399
Intercompany Royalties	48	22
Intersegment Eliminations (1)	(55)	(29)
	$2,120	$943

Adjusted Property EBITDA
The Venetian Macao	$210	$19
The Londoner Macao	56	(33)
The Parisian Macao	46	(11)
The Plaza Macao and Four Seasons Macao	75	32
Sands Macao	10	(17)
Ferry Operations and Other	1	(1)
Macao Operations	398	(11)

Marina Bay Sands	394	121
	$792	$110

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	37.6%	8.4%
The Londoner Macao	19.8%
The Parisian Macao	26.4%
The Plaza Macao and Four Seasons Macao	43.6%	31.4%
Sands Macao	13.5%
Ferry Operations and Other	5.6%
Macao Operations	31.1%

Marina Bay Sands	46.5%	30.3%

Total	37.4%	11.7%
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.
(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2023	2022
Net income (loss) from continuing operations	$145	$(478)
Add (deduct):
Income tax expense	50	2
Other expense	35	22
Interest expense, net of amounts capitalized	218	156
Interest income	(70)	(4)
Loss on disposal or impairment of assets	14	6
Amortization of leasehold interests in land	14	14
Depreciation and amortization	274	264
Development expense	42	60
Pre-opening expense	2	4
Stock-based compensation (1)	11	5
Corporate expense	57	59
Consolidated Adjusted Property EBITDA	$792	$110

Hold-normalized casino revenue adjustment (2)	1	(12)
Hold-normalized casino expense adjustment (2)	4	5
Consolidated Hold-Normalized Adjusted Property EBITDA	$797	$103
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)
During the three months ended March 31, 2023 and 2022, the company recorded stock-based compensation expense of $22 million and $14 million, respectively, of which $11 million and $9 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2023

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$398	$(22)	$9	$385
Marina Bay Sands	394	23	(5)	412
	$792	$1	$4	$797

	Three Months Ended March 31, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(11)	$(12)	$5	$(18)
Marina Bay Sands	121	—	—	121
	$110	$(12)	$5	$103
____________________

Note:	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.
(1)	This adjustment represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This adjustment represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income (Loss) and Hold-Normalized Adjusted Net Income (Loss):
	Three Months Ended
	March 31,
	2023	2022
Net income attributable to LVS	$147	$2,530

Pre-opening expense	2	4
Development expense	42	60
Loss on disposal or impairment of assets	14	6
Other expense	35	22
Income from discontinued operations, net of tax	—	(2,907)
Income tax impact on net income adjustments (1)	(8)	(14)
Noncontrolling interest impact on net income adjustments	(15)	(7)
Adjusted net income (loss) from continuing operations attributable to LVS	$217	$(306)

Hold-normalized casino revenue adjustment (2)	1	(12)
Hold-normalized casino expense adjustment (2)	4	5
Income tax impact on hold adjustments (1)	(3)	—
Noncontrolling interest impact on hold adjustments	4	2
Hold-normalized adjusted net income (loss) from continuing operations attributable to LVS	$223	$(311)

The following is a reconciliation of Income per Diluted Share to Adjusted Earnings (Loss) per Diluted Share and Hold-Normalized Adjusted Earnings (Loss) per Diluted Share:
	Three Months Ended
	March 31,
	2023	2022
Per diluted share of common stock:
Net income attributable to LVS	$0.19	$3.31

Pre-opening expense	—	—
Development expense	0.05	0.08
Loss on disposal or impairment of assets	0.02	0.01
Other expense	0.05	0.03
Income from discontinued operations, net of income taxes	—	(3.80)
Income tax impact on net income adjustments	(0.01)	(0.02)
Noncontrolling interest impact on net income adjustments	(0.02)	(0.01)
Adjusted earnings (loss) per diluted share from continuing operations	$0.28	$(0.40)

Hold-normalized casino revenue adjustment	—	(0.02)
Hold-normalized casino expense adjustment	0.01	0.01
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	—	—
Hold-normalized adjusted earnings (loss) per diluted share from continuing operations	$0.29	$(0.41)

Weighted average diluted shares outstanding	766	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$8,576	$3,202
Slot machine win per unit per day (2)	$373	$101
Average number of table games	623	631
Average number of slot machines	1,383	1,418

The Londoner Macao:
Table games win per unit per day (1)	$5,378	$2,242
Slot machine win per unit per day (2)	$321	$60
Average number of table games	486	476
Average number of slot machines	1,125	1,350

The Parisian Macao:
Table games win per unit per day (1)	$5,632	$2,395
Slot machine win per unit per day (2)	$267	$41
Average number of table games	269	272
Average number of slot machines	920	1,101

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$13,630	$5,839
Slot machine win per unit per day (2)	$257	$52
Average number of table games	123	142
Average number of slot machines	105	165

Sands Macao:
Table games win per unit per day (1)	$4,538	$1,221
Slot machine win per unit per day (2)	$224	$63
Average number of table games	153	156
Average number of slot machines	712	714

Marina Bay Sands:
Table games win per unit per day (1)	$11,222	$4,302
Slot machine win per unit per day (2)	$894	$671
Average number of table games	521	526
Average number of slot machines	2,900	2,226
____________________

Note:	The 2022 casino statistics exclude slot machines shutdown due to social distancing measures.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$446	$157	$289
Rooms	39	16	23
Food and Beverage	13	6	7
Mall	51	44	7
Convention, Retail and Other	9	4	5
Net Revenues	$558	$227	$331

Adjusted Property EBITDA	$210	$19	$191
EBITDA Margin %	37.6%	8.4%	29.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,254	$720	$534
Rolling Chip Win %(1)	5.03%	3.25%	1.78	pts

Non-Rolling Chip Drop	$1,769	$636	$1,133
Non-Rolling Chip Win %	23.6%	24.9%	(1.3)	pts

Slot Handle	$1,050	$423	$627
Slot Hold %	4.4%	3.0%	1.4	pts

Hotel Statistics

Occupancy %	85.7%	42.7%	43.0	pts
Average Daily Rate (ADR)	$207	$153	$54
Revenue per Available Room (RevPAR)	$177	$65	$112
____________________

Note:	Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$198	$79	$119
Rooms	55	19	36
Food and Beverage	14	8	6
Mall	14	14	—
Convention, Retail and Other	2	1	1
Net Revenues	$283	$121	$162

Adjusted Property EBITDA	$56	$(33)	$89
EBITDA Margin %	19.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,452	$369	$1,083
Rolling Chip Win %(1)	2.36%	4.72%	(2.36)	pts

Non-Rolling Chip Drop	$899	$354	$545
Non-Rolling Chip Win %	22.4%	22.2%	0.2	pts

Slot Handle	$788	$232	$556
Slot Hold %	4.1%	3.1%	1.0	pts

Hotel Statistics

Occupancy %	46.7%	28.0%	18.7	pts
Average Daily Rate (ADR)	$231	$154	$77
Revenue per Available Room (RevPAR)	$108	$43	$65
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$128	$51	$77
Rooms	28	11	17
Food and Beverage	9	3	6
Mall	8	8	—
Convention, Retail and Other	1	1	—
Net Revenues	$174	$74	$100

Adjusted Property EBITDA	$46	$(11)	$57
EBITDA Margin %	26.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$48	$160	$(112)
Rolling Chip Win %(1)	9.58%	7.95%	1.63	pts

Non-Rolling Chip Drop	$584	$180	$404
Non-Rolling Chip Win %	22.6%	25.5%	(2.9)	pts

Slot Handle	$536	$123	$413
Slot Hold %	4.1%	3.3%	0.8	pts

Hotel Statistics

Occupancy %	77.8%	41.3%	36.5	pts
Average Daily Rate (ADR)	$156	$119	$37
Revenue per Available Room (RevPAR)	$121	$49	$72
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$109	$55	$54
Rooms	20	9	11
Food and Beverage	6	4	2
Mall	36	34	2
Convention, Retail and Other	1	—	1
Net Revenues	$172	$102	$70

Adjusted Property EBITDA	$75	$32	$43
EBITDA Margin %	43.6%	31.4%	12.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,227	$574	$653
Rolling Chip Win %(1)	4.11%	3.29%	0.82	pts

Non-Rolling Chip Drop	$426	$215	$211
Non-Rolling Chip Win %	23.5%	25.9%	(2.4)	pts

Slot Handle	$28	$9	$19
Slot Hold %	8.7%	8.7%	—	pts

Hotel Statistics

Occupancy %	66.4%	35.8%	30.6	pts
Average Daily Rate (ADR)	$528	$440	$88
Revenue per Available Room (RevPAR)	$351	$157	$194
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$67	$17	$50
Rooms	4	2	2
Food and Beverage	3	1	2
Net Revenues	$74	$20	$54

Adjusted Property EBITDA	$10	$(17)	$27
EBITDA Margin %	13.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$30	$80	$(50)
Rolling Chip Win %(1)	8.52%	2.83%	5.69	pts

Non-Rolling Chip Drop	$346	$77	$269
Non-Rolling Chip Win %	17.3%	19.4%	(2.1)	pts

Slot Handle	$407	$124	$283
Slot Hold %	3.5%	3.3%	0.2	pts

Hotel Statistics

Occupancy %	91.0%	57.1%	33.9	pts
Average Daily Rate (ADR)	$167	$137	$30
Revenue per Available Room (RevPAR)	$151	$78	$73
____________________

Note:	Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$593	$268	$325
Rooms	97	38	59
Food and Beverage	79	31	48
Mall	53	49	4
Convention, Retail and Other	26	13	13
Net Revenues	$848	$399	$449

Adjusted Property EBITDA	$394	$121	$273
EBITDA Margin %	46.5%	30.3%	16.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,075	$1,899	$5,176
Rolling Chip Win %(1)	2.96%	3.30%	(0.34)	pts

Non-Rolling Chip Drop	$1,676	$795	$881
Non-Rolling Chip Win %	18.9%	17.7%	1.2	pts

Slot Handle	$5,563	$3,282	$2,281
Slot Hold %	4.2%	4.1%	0.1	pts

Hotel Statistics(2)

Occupancy %	97.6%	83.8%	13.8	pts
Average Daily Rate (ADR)	$594	$257	$337
Revenue per Available Room (RevPAR)	$580	$215	$365
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended March 31, 2023, approximately 500 rooms were under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2023					TTM March 31, 2023
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$51	$45	88.2%	818,693	80.6%	$1,128

Shoppes at Four Seasons
Luxury Retail	21	19	90.5%	129,932	100.0%	6,068
Other Stores	15	13	86.7%	118,882	82.3%	2,417
Total	36	32	88.9%	248,814	91.6%	4,691

Shoppes at Londoner	14	11	78.6%	611,108	55.8%	1,191

Shoppes at Parisian	8	6	75.0%	296,371	65.7%	435

Total Cotai Strip in Macao	109	94	86.2%	1,974,986	72.1%	1,640

The Shoppes at Marina Bay Sands	53	46	86.8%	622,653	99.7%	2,809

Total	$162	$140	86.4%	2,597,639	78.7%	$2,023
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.